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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 19, 2001
                                                         ----------------

                        CBL & Associates Properties, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                          1-12494                    62-1545718
--------                          -------                    ----------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

         One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (423) 855-0001
                                                           --------------

                                       N/A
                         -------------------------------
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

     On January 19, 2001, at a special meeting of shareholders, in connection with the acquisition of 21 malls and two associated centers from The Richard E. Jacobs Group, the Registrant's shareholders approved the issuance of up to 13.94 million special common units of the Registrant's Operating Partnership ("SCUs"), which SCUs may be exchanged for shares of the Registrant's common stock. At the meeting, the Registrant's shareholders also approved an amendment the share ownership limits under its certificate of incorporation to allow for Jacobs' increased ownership of shares of the Registrant.

     A copy of the Registrant's press release announcing the shareholders' approval of the above proposals is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits:

     The following exhibit is filed as part of this report:

     99.1 Press Release of the Registrant, dated January 19, 2001.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CBL & ASSOCIATES PROPERTIES, INC.

                                        By: /s/ John N. Foy
                                            ------------------------------
                                            John N. Foy
                                            Vice Chairman, Chief Financial
                                            Officer and Treasurer

Dated: January 19, 2001



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                                  Exhibit Index
                                  -------------

Exhibit No.         Description
-----------         -----------

99.1                Press Release of the Registrant, dated January 19, 2001.